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                                                                       EXHIBIT 5
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[LOGO OF GEORGIA PACIFIC]

                         Georgia-Pacific Corporation

                                        Law Department
                                        133 Peachtree Street NE (30303-1847)
                                        P.O. Box 105605
                                        Atlanta, Georgia 30348-5605
                                        (404) 652-4839 Telephone
                                        (404) 230-1611 Facsimile

Kenneth F. Khoury
Vice President, Deputy General Counsel and Secretary

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                               December 7, 2000



To the Board of Directors of
Georgia-Pacific Corporation

Ladies and Gentlemen:

     As Vice President, Deputy General Counsel and Secretary of Georgia-Pacific Corporation, a Georgia corporation (the "Corporation"), I have reviewed the proceedings of the Corporation in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 10,347,425 shares of the Georgia-Pacific Corporation - Georgia-Pacific Group Common Stock, par value $.80 per share ("G-P Group Common Stock") subject to adjustment upon the occurrence of certain events, that may be issued to eligible employees of Fort James Corporation, pursuant to the Fort James Corporation 1996 Stock Incentive Plan, the Fort Howard Corporation Management Equity Participation Agreement, the Fort Howard Management Equity Plan, the Fort Howard Corporation 1995 Stock Incentive Plan, the James River Corporation of Virginia 1987 Stock Option Plan, and the Fort James Corporation Stock Option Plan for Outside Directors (the "Plans"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

     In the capacity described above, I have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to my satisfaction, of such records and documents of the Corporation, certificates of public officials and such other documents as I have deemed appropriate as a basis for the opinions hereinafter set forth.

     I am of the opinion that the shares of G-P Group Common Stock covered by the Registration Statement and to be issued pursuant to the Plans, when issued in accordance with the terms and conditions of the Plans, will be legally and validly issued, and with respect to such shares will be fully paid and nonassessable. I hereby consent to the filing of this Opinion Letter as an Exhibit to the Registration Statement.

     This Opinion Letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without my prior written consent.
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     I am a member of the bar of the States of New York and New Jersey and do
not hold myself out to be an expert on the laws of any other state. In connection herewith, I express no opinion on the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. Insofar as this opinion relates to matters of Georgia law, I have relied on an opinion of even date addressed to me by an attorney in the Law Department of the Corporation licensed to practice law in the State of Georgia.

                                        Very truly yours,


                                        /s/ Kenneth F. Khoury
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                                        Kenneth F. Khoury
                                        Vice President, Deputy General Counsel
                                        and Secretary